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                       UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)

                                                   Nine
                                                  Months
                                                  Ended                            Year Ended September 30,
                                                 June 30,        -------------------------------------------------------------
                                                   2001             2000            1999            1998            1997
                                              ---------------    -----------     -----------     -----------    --------------
EARNINGS:
Earnings before income taxes                        $ 78,188      $  82,882        $ 63,139        $ 57,007          $ 63,275
Interest expense                                      14,333         18,135          17,317          17,383            16,696
Amortization of debt discount and expense                187            218             215             200               176
Interest component of rental expense                     979          1,318           1,539           1,624             1,887
                                              ---------------    -----------     -----------     -----------    --------------
                                                    $ 93,687      $ 102,553        $ 82,210        $ 76,214          $ 82,034
                                              ===============    ===========     ===========     ===========    ==============

FIXED CHARGES:
Interest expense                                    $ 14,333      $  18,135        $ 17,317        $ 17,383          $ 16,696
Amortization of debt discount and expense                187            218             215             200               176
Allowance for funds used during
      construction (capitalized interest)                 23             17              36              39               114
Interest component of rental expense                     979          1,318           1,539           1,624             1,887
                                              ---------------    -----------     -----------     -----------    --------------
                                                    $ 15,522      $  19,688        $ 19,107        $ 19,246          $ 18,873
                                              ===============    ===========     ===========     ===========    ==============

Ratio of earnings to fixed charges                      6.04           5.21            4.30            3.96              4.35
                                              ===============    ===========     ===========     ===========    ==============